                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          American General Corporation
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               (Name of Registrant as Specified In Its Charter)

                          American General Corporation
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

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                          American General Corporation

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  To Our Shareholders:

    You are invited to attend the 71st annual meeting of the shareholders of American General Corporation on Thursday, April 24, 1997. The meet-ing will be held at The Westin Oaks Hotel, 5011 Westheimer Road, Hous-ton, Texas, at 9 a.m. CDT.

    The meeting will be held for the following purposes:

    . to elect ten directors for one-year terms;

    . to consider and vote upon a proposal to approve the American General
      Corporation 1997 Stock and Incentive Plan;

    . to ratify the appointment of Ernst & Young LLP as independent audi-tors for calendar year 1997;

    . to transact any other business that may properly come before the meeting or any adjournment thereof.

    YOUR VOTE IS IMPORTANT. Since many shareholders are not able to at-tend the meeting, the board of directors solicits proxies so that each shareholder has an opportunity to vote on the issues to be decided at the meeting.

    PLEASE RETURN THE ENCLOSED PROXY. We urge you to complete and return your proxy as promptly as possible - even if you are planning to attend the meeting. Prior to any vote taken at the meeting, you may change your proxy or vote in person. RETURNING YOUR CARD PROMPTLY will save the company the expense of a second mailing.

    We hope you will be represented at the meeting, either in person or by proxy. Thank you for your continued support.

                                       For the board of directors,


                                       LOGO
                                       /s/ Harold S. Hook
  LOGO                                 Harold S. Hook

/s/ John A. Adkins                     Chairman

  John A. Adkins
  Corporate Secretary

  March 18, 1997

  LOGO
  1997 PROXY STATEMENT

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

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1997 PROXY STATEMENT
________________________________________________________________________________

GENERAL INFORMATION........................................................   1
ELECTION OF DIRECTORS (Item 1).............................................   1
GOVERNANCE OF THE COMPANY..................................................   4
PROPOSAL TO APPROVE THE AMERICAN GENERAL CORPORATION 1997 STOCK AND
 INCENTIVE PLAN (Item 2)...................................................   5
COMPENSATION OF EXECUTIVE OFFICERS.........................................   8
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN................  15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS............................  18
SECURITY OWNERSHIP OF MANAGEMENT...........................................  19
CERTAIN RELATIONSHIPS AND TRANSACTIONS.....................................  20
INDEPENDENT AUDITORS (Item 3)..............................................  20
OTHER BUSINESS.............................................................  20
PROXY SOLICITATION.........................................................  21
VOTING OF THRIFT PLAN HOLDINGS.............................................  21
APPENDIX A--AMERICAN GENERAL CORPORATION 1997 STOCK AND INCENTIVE PLAN..... A-1

Copies of this proxy statement, the Company's Annual Report to Shareholders, and its Annual Report on Form 10-K are available to shareholders at no charge upon request directed to:

American General Corporation
Investor Relations
P.O. Box 3247
Houston, TX 77253-3247
Telephone: (800) AGC-1111
   Fax:
     (713) 523-8531


                                                                            LOGO




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                          AMERICAN GENERAL CORPORATION

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GENERAL INFORMATION

 The accompanying proxy is solicited by the board of directors of American General Corporation (the "Company" or "American General") for use at the Company's annual meeting of shareholders on Thursday, April 24, 1997. The 1996 Annual Report to Shareholders has been mailed to shareholders. This proxy statement and the proxy card are being sent to shareholders beginning on March 18, 1997.

 Shares represented by proxies that are properly executed and returned with choices specified will be voted accordingly at the meeting or any adjournment thereof. If a proxy is signed without choices specified, those shares will be voted for the election of the director nominees named herein, for approval of the American General Corporation 1997 Stock and Incentive Plan, and for the ratification of the appointment of the independent auditors for 1997.

 A shareholder may revoke a proxy at any time before it is voted by executing another proxy or voting in person. Shareholders who attend the meeting may vote by ballot at the meeting, thereby cancelling any proxy previously given.

 VOTING INFORMATION. Holders of record of common stock ("Common Stock") and holders of record of 7% convertible preferred stock ("Preferred Stock") at the close of business on March 5, 1997 will be entitled to vote at the meeting. On that date, 201,102,328 shares of Common Stock and 2,317,701 shares of Pre-ferred Stock were issued and outstanding. Shareholders are entitled to one vote for each share of Common Stock, and four-fifths of one vote for each share of Preferred Stock, held by such shareholders. Holders of Common Stock and Preferred Stock will vote together as a single class upon the matters to come before the meeting.

 Abstentions from voting will be included to determine if the requisite number of affirmative votes is received on any matters submitted to the shareholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretion-ary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote and will have no effect on the vote with respect to that matter.

 QUORUM. The bylaws of the Company and applicable Texas law require, for a quorum, the presence at the meeting in person or by proxy of the holders of shares representing a majority of the votes entitled to be cast at the meet-ing. IN ORDER TO ENSURE THAT A QUORUM WILL BE PRESENT, EACH SHAREHOLDER IS RE-QUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD.

ELECTION OF DIRECTORS
(Item 1 on proxy card)

 By resolution of the board of directors, the number of directors of the Com-pany has been fixed at ten as of the date of the meeting. In accordance with the Company's previously announced plan of succession, long-time Chairman Har-old S. Hook will be retiring on April 24, 1997 after 27 years of service and is not standing for reelection as a director.

 All ten director nominees are currently directors of the Company. All nomi-nees have been nominated for one-year terms ending at the next annual meeting when their successors assume office. The affirmative vote of a majority of the votes cast by the holders of Common Stock and Preferred Stock present and en-titled to vote at the meeting is required for the election of each nominee to serve as a director of the Company for such term.

 All directors to be elected at this meeting were elected at the annual meet-ing in 1996 for a one-year term, with the exception of James S. D'Agostino Jr. Mr. D'Agostino was elected as a director by the board of directors on October 24, 1996.

 Although the management of the Company has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, no replacement(s) will be named, and the number of directors to be elected will be reduced accordingly.

 In addition to serving on the board of directors of the Company, Robert M. Devlin and Jon P. Newton serve as directors of American General Finance, Inc. and as directors of American General Finance Corporation. Each of these sub-sidiaries of the Company has publicly issued debt securities outstanding.

 On succeeding pages, information is presented about each nominee for direc-tor, including name, age, principal occupation during the past five years, certain other directorships, and the period during which the director has served on the board.

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                             1997 PROXY STATEMENT                             1

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NOMINEES FOR ELECTION AS DIRECTOR

               J. Evans Attwell, 65


               . Vinson & Elkins L.L.P. (attorneys), Of Counsel         Director
               . With that firm since 1956                              since
               . Director: Seagull Energy Corporation and Interra       1963
                 Financial Incorporated

               Brady F. Carruth, 39


               . Gulf Coast Capital Corporation (commercial             Director
                 landscaping), President & CEO since 1986               since
               . Director: Consolidated Graphics, Inc. and Carruth-     1990
                 Doggett Industries, Inc.

               James S. D'Agostino Jr., 50


               . American General Life and Accident Insurance           Director
                 Company, Chairman & CEO since 1995, President &        since
                 CEO, 1993 to 1995                                      1996
               . American General Corporation, Executive Vice
                 President, 1993, Senior Vice President, 1991 to
                 1993
               . Joined American General in 1986

               W. Lipscomb Davis Jr., 65


               . Hillsboro Enterprises (investments), Partner since     Director
                 1985                                                   since
               . Director: Genesco, Inc., Thomas Nelson, Inc., and      1977
                 SunTrust Bank, Nashville, N.A.

               Robert M. Devlin, 56


               . American General Corporation, CEO since October        Director
                 1996, President since 1995, Vice Chairman, 1993 to     since
                 1995                                                   1993
               . American General Life Insurance Company, President
                 & CEO, 1986 to 1993
               . Joined American General in 1977

--------------------------------------------------------------------------------

2                         AMERICAN GENERAL CORPORATION

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NOMINEES FOR ELECTION AS DIRECTOR (CONTINUED)

               Larry D. Horner, 62


               . Pacific USA Holdings Corp. (real estate and thrift     Director
                 operations), Chairman since 1994                       since
               . Arnhold and S. Bleichroeder, Inc., Managing            1991
                 Director, 1991 to 1994
               . KPMG Peat Marwick LLP, 1956 to 1991, Chairman &
                 CEO, 1984 to 1990
               . Director: Atlantis Plastics, Inc., Biological and
                 Popular Culture, Inc., Laidlaw Holdings, Inc.,
                 Pacific Southwest Bank, and Phillips Petroleum
                 Company

               Richard J. V. Johnson, 66


               . Houston Chronicle (newspaper publishing), Chairman     Director
                 since 1990 and Publisher since 1987                    since
               . With that organization since 1956                      1990
               . Advisory Director: Texas Commerce Bank N.A.

               Jon P. Newton, 55


               . American General Corporation, Vice Chairman &          Director
                 General Counsel since 1995, Senior Vice President &    since
                 General Counsel, 1993 to 1995                          1995
               . Joined American General in 1993
               . Clark, Thomas, Winters & Newton (attorneys), 1979
                 to 1993

               Robert E. Smittcamp, 55


               . Lyons-Magnus Co., Inc. (food processing), President    Director
                 & CEO since 1971                                       since
               . Wawona Frozen Foods, Inc., Co-Owner since 1987;        1990
                 Wawona Orchards, Co-Owner since 1960
               . Director: Lyons Transportation Co. and Astec
                 TechnologyEngineering Co.

               Anne M. Tatlock, 57


               . Fiduciary Trust Company International (investment      Director
                 management), President since 1994, Executive Vice      since
                 President, 1990 to 1994                                1995
               . Director: American Brands, Inc., Fiduciary Trust
                 Company International, and PHH Corporation


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                              1997 PROXY STATEMENT                             3

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GOVERNANCE OF THE COMPANY

 In accordance with applicable Texas law, the business and affairs of the Com-pany are managed under the direction of its board of directors.

 During 1996, the board of directors held 10 meetings, and each director at-tended at least 92% of the aggregate number of meetings of the board of direc-tors and of committees on which such director served, during such director's service on the board.

 AUDIT COMMITTEE. The audit committee recommends to the board of directors the independent auditors to be engaged by the Company and confers with the independent auditors regarding their review of the annual financial state-ments, their findings, and their recommendations.

 The audit committee also reviews compliance with the Company's Policy on Business Conduct; reviews the scope of the audit to be performed for the fol-lowing year; and reviews with the independent auditors the accounting princi-ples and policies of the Company.

 The audit committee, the members of which are Messrs. Davis (chairman), Attwell, and Carruth, held three meetings in 1996.

 EXECUTIVE COMMITTEE. The executive committee is authorized to exercise the authority of the board of directors between regular meetings of the board, ex-cept when action of the full board is required by law.

 The executive committee also is authorized by the board of directors to per-form the functions of a nominating committee and in this capacity recommends candidates for election to the board of directors and to the committees of the board. Shareholders may also recommend board nominees, as described in the section "Other Business - Shareholder Proposals and Nominations."

 The executive committee, presently composed of Messrs. Devlin (chairman), Hook, Davis, and Horner, met concurrently with the board of directors in Feb-ruary, 1996.

 PERSONNEL COMMITTEE. The personnel committee reviews the contribution that key officers and employees make to the Company's performance and prospects, and the salaries and other compensation of these individuals. The committee determines the Company's matching contribution under the Employees' Thrift and Incentive Plan, and the members of the committee administer the following plans: the 1984 Stock and Incentive Plan (the "1984 Plan") and the 1994 Stock and Incentive Plan (the "1994 Plan") (collectively hereinafter referred to as the "Plans"), and the Supplemental Thrift Plan.

 The personnel committee, composed of Messrs. Horner (chairman), Johnson, and Smittcamp, and Ms. Tatlock, held two meetings in 1996.

COMPENSATION OF DIRECTORS

 Each non-employee member of the board of directors receives an annual re-tainer of $32,000, plus a fee of $1,500 for attendance at each meeting of the board or a committee thereof. Committee chairmen receive an additional $5,000 annual retainer. No such fees or retainers are paid to any director who is an employee of the Company.

 The American General Corporation Retirement Plan for Directors (the "Direc-tors' Retirement Plan") was amended effective March 1, 1997 to terminate fu-ture benefit accruals. Prior to this amendment, under the Directors' Retire-ment Plan, non-employee directors of the Company who retired at age 65 or older with at least six years of service were entitled to receive an annual sum equal to the annual board retainer at the time of retirement, with payment commencing at age 70 and continuing for a period of years equal to the direc-tor's years of service, or until death, whichever is earlier. In lieu of this retirement benefit, current non-employee directors will be entitled to receive units of Common Stock equivalents with an aggregate value equal to the actuar-ial equivalent of the benefits due to commence to such directors at age 70, with vesting requirements waived. Upon termination of board service, such di-rectors will be entitled to receive cash in an amount equal to the then cur-rent value of such units. Beginning in 1997, the non-employee directors would be eligible for certain awards pursuant to the American General Corporation 1997 Stock and Incentive Plan, subject to shareholder approval. See "1997 Plan Benefits" on page 7.

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4                        AMERICAN GENERAL CORPORATION

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PROPOSAL TO APPROVE THE AMERICAN GENERAL CORPORATION 1997 STOCK AND INCENTIVE
PLAN
(Item 2 on proxy card)

 The board of directors has adopted, subject to shareholder approval, the American General Corporation 1997 Stock and Incentive Plan (the "1997 Plan"). The 1997 Plan provides for the issuance of up to seven million shares of Com-mon Stock, which represents approximately 3.5% of the Company's outstanding shares as of December 31, 1996. The 1997 Plan is intended to promote the in-terests of the Company and its shareholders by providing incentive and reward to certain officers, key employees, and directors who may be expected to con-tribute to the welfare and success of American General. The 1997 Plan also will assist the Company in continuing to attract and retain highly qualified personnel. The 1997 Plan is designed to permit the Company to take a deduction under section 162(m) of the Internal Revenue Code, as amended (the "Code"), with respect to performance-based compensation to any participant who is a "covered employee" within the meaning of section 162(m).

 In 1984, the shareholders of the Company approved the 1984 Plan and autho-rized the issuance under the 1984 Plan of up to nine million shares (as ad-justed for the stock split in 1993) of Common Stock. The 1984 Plan was amend-ed, effective February 7, 1994, to create the 1994 Plan. Approximately two million shares remain available for grant under the 1994 Plan, and no shares remain available for grant under the 1984 Plan. Options or other issuances outstanding or available for issuance under the Plans will not be affected by the adoption of the 1997 Plan.

 SUMMARY OF THE 1997 PLAN. A copy of the complete text of the 1997 Plan is at-tached as Appendix A, and the following summary is qualified in its entirety by reference to such text.

 Administration. A committee, consisting entirely of two or more outside di-rectors (the "Committee"), will administer the 1997 Plan. Currently, the same four outside directors comprise the Committee and the personnel committee of the Company's board. The board also has authority under the 1997 Plan to grant awards to non-employee directors. References to the Committee shall include the board with respect to grants of awards to non-employee directors.

 Effective Date. The 1997 Plan became effective on February 6, 1997, subject to shareholder approval. No awards may be granted under the 1997 Plan after ten years from that date.

 Participants. Key employees of the Company and its subsidiaries and directors of the Company will be eligible to receive awards under the 1997 Plan. Recipi-ents will be selected and awards will be granted by the Committee in its sole discretion. There are approximately 450 key employees of the Company and seven non-employee directors of the Company who will be eligible to participate.

 Shares of Stock Subject to the 1997 Plan. The stock to be offered pursuant to awards granted under the 1997 Plan will be shares of Common Stock that may be either authorized but unissued shares or previously issued and outstanding shares reacquired by the Company. The aggregate number of shares of Common Stock that may be issued under the 1997 Plan will not exceed seven million shares. Shares issuable under the 1997 Plan will be adjusted in the event of future changes in the outstanding Common Stock by reason of stock splits or other relevant changes in capitalization.

 Types of Awards. Under the 1997 Plan, the Committee may grant Stock Options, Restricted Stock Awards, Performance Awards, and Incentive Awards. The follow-ing is a brief description of each of the types of awards available under the 1997 Plan:

 Stock Options. Stock Options may be Incentive Stock Options within the mean-ing of section 422(b) of the Code or Non-Qualified Stock Options. Under the 1997 Plan, the maximum number of shares of Common Stock that may be subject to Stock Options granted to any one individual during any calendar year may not exceed 500,000 shares. Stock Options granted under the 1997 Plan will give the holder the right to purchase, at the price and in the manner determined by the Committee and set forth in an option agreement, a specified number of shares of Com-

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                             1997 PROXY STATEMENT                             5

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mon Stock over a period fixed in the option agreement. The period during which each option may be exercised will be fixed by the Committee at the time the option is granted, and will not be less than six months nor more than ten years from the date the option is granted. The option price per share will be determined by the Committee, but will not be less than the fair market value of a share of Common Stock on the date the option is granted. On March 12, 1997, the fair market value of a share of Common Stock was $43.69.

 Incentive Stock Options may be granted for any number of shares aggregating any value, provided that the value of shares of Common Stock for which such options are exercisable for the first time by any one individual in any one calendar year cannot exceed $100,000 based on the fair market value of the Common Stock at the date of grant according to section 422(d)(1) of the Code (or such other individual limit as may be in effect under the Code on the date of grant).

 The Committee may, in its sole discretion, grant Stock Options under the 1997 Plan in conjunction with stock appreciation rights ("SARs"). SARs give the op-tion holder the right to surrender any exercisable Stock Option or portion thereof in exchange for cash, whole shares of Common Stock, or a combination thereof, as determined by the Committee, with a value equal to the excess of the fair market value at the date of the request over the option price for the number of options surrendered.

 Tax Consequences Relating to Stock Options. The optionee generally does not recognize income at either the date of grant or exercise of an Incentive Stock Option. Upon subsequent sale of the Common Stock, the optionee receives long-term capital gain or loss treatment for the difference between the sales price and the option price, provided the shares are held for two years after the op-tion is granted and one year after the date of exercise. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as income in a disqualifying disposition. There are no tax consequences at the date of grant for Non-Qualified Stock Options. Upon exercise, the optionee will realize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as ordinary income.

 Restricted Stock Awards. The 1997 Plan provides for awards of Restricted Stock, consisting of shares of Common Stock that will be issued, but not de-livered, to the participant at the time the award is made with-out any cash payment to the Company (unless otherwise required by law or the Committee). Under the 1997 Plan, the maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to any one individual during any calendar year may not exceed 50,000 shares, and the aggregate number of shares of Common Stock that may be issued under the 1997 Plan with respect to Re-stricted Stock Awards shall not exceed 700,000 shares. Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on dispo-sition and an obligation of the recipient to forfeit and surrender the shares under certain circumstances, including the failure to meet certain specified performance measures.

 Performance Awards. Performance Awards under the 1997 Plan provide for the payment to the recipient of the award, either in cash, shares of Common Stock, or a combination of the two, of an amount, up to a maximum fixed by the Com-mittee, the payment of which is contingent upon future performance of the Com-pany or any subsidiary, division, or department thereof by which the recipient is employed during the applicable performance period. The Committee has dis-cretion to establish the performance measures applicable to such performance prior to the beginning of the performance period. The maximum number of shares of Common Stock that may be subject to Performance Awards granted to any one individual during any calendar year may not exceed 100,000 shares, subject to adjustment for changes in capitalization.

 Incentive Awards. Incentive Awards under the 1997 Plan are rights to receive shares of Common Stock, or the fair market value thereof, or rights to

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6                        AMERICAN GENERAL CORPORATION

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receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time, without satisfaction of any performance criteria or objectives.

 Change of Control. Subject to the Committee's discretion, agreements provid-ing for awards may contain provisions addressing a change of control of the Company, including the acceleration of, vesting of, or the payment of cash in lieu of, any award.

 Amendment. The board of directors may amend, suspend, or terminate the 1997 Plan (except with respect to awards that are then outstanding) at any time ex-cept that it may not, without approval of shareholders, increase the maximum number of shares issuable (except to reflect changes in capitalization as dis-cussed above), or change the class of individuals eligible to receive awards.

 SHAREHOLDER VOTE. Approval of the 1997 Plan will require the affirmative vote of a majority of the votes cast on this proposal at the 1997 annual meeting of shareholders.

 1997 PLAN BENEFITS. Subject to shareholder approval, Performance Awards were granted under the 1997 Plan to three of the named executive officers (see page 12 for a description of "named executive officers") and Incentive Awards and Non-Qualified Stock Options were granted to the non-employee directors of the Company. Each of the Company's seven non-employee directors received a grant of 500 Incentive Award units equal to the value of 500 shares of Common Stock at the date of grant and options to purchase 1,500 shares of Common Stock at an exercise price of $42.94, which was the fair market value on the date of grant. These Non-Qualified Stock Options expire on March 13, 2007. If the 1997 Plan is not approved by shareholders, the awards to the officers and directors will become void.

 Future awards are subject to the discretion of the personnel committee or the board, and the amounts of such awards are not presently determinable.

 The following table sets forth the Performance Awards that have been granted to three of the named executive officers under the 1997 Plan.

                               NEW PLAN BENEFITS
          AMERICAN GENERAL CORPORATION 1997 STOCK AND INCENTIVE PLAN
-------------------------------------------------------------------------------

                                       Performance
                                         or Other       Estimated Future Payouts in
                             Number    Period Until             Units/2/,/3/
Name and Position              of       Maturation  ------------------------------------
                          Units (#)/1/  or Payout   Threshold (#) Target (#) Maximum (#)
----------------------------------------------------------------------------------------
Robert M. Devlin,            13,000     1997-1999       6,500       13,000     26,000
 President & CEO of the
 Company

Jon P. Newton, Vice           5,000     1997-1999       2,500        5,000     10,000
 Chairman & General
 Counsel of the Company

James S. D'Agostino Jr.,      5,000     1997-1999       2,500        5,000     10,000
 Chairman & CEO of
 American General Life
 and Accident Insurance
 Company
----------------------------------------------------------------------------------------

/1/ PERFORMANCE UNITS. Each unit is the equivalent of one share of Common Stock.

/2/ FUTURE PAYOUTS. The performance criterion for Performance Awards granted under the 1997 Plan is cumulative operating earnings per share for the three-year performance period. Subject to downward adjustment at the discretion of the Committee, Performance Awards will vest from 0% to 200% on a pro rata basis according to the following levels: If cumulative earnings for the period are less than $8.45 ("Threshold"), no Units will vest. If cumulative earnings are at least $10.56 ("Target") during the period, Units will vest at 100%, and if cumulative earnings for the period are as much as $12.67 ("Maximum"), Units will vest at 200% of the original grant.

/3/ CHANGE OF CONTROL. In the event of a Change of Control, Performance Awards would vest at a 200% level and be cashed out. Calculation of such cash payment is similar to the method of calculating the specified price of the Common Stock with respect to the cashout of options as described in footnote 3 to the table captioned "Stock Options Granted in 1996." See "Change of Control and Other Arrangements" for the definition of "Change of Control."

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                             1997 PROXY STATEMENT                             7

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 SECTION 162(M) DEDUCTION LIMITATION. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its chief executive officer or any of its four other highest paid officers. However, compensation that qualifies under section 162(m) as "performance-based" is specifically excluded from the deduc-tion limit. The 1997 Plan is designed to comply with and meet all the require-ments of section 162(m) of the Code so that Options and Performance Awards granted thereunder, and, if determined by the Committee, Restricted Stock Awards granted thereunder shall constitute "performance-based" compensation within the meaning of such section, and shall be deductible by the Company.

 THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE PERSONNEL COMMITTEE

 COMPENSATION POLICY. A central issue in executive compensation is whether to make judgments of executive performance on a prospective or retrospective ba-sis. It has been the view of the personnel committee that the retrospective approach permits a more objective evaluation, retains the incentive value of compensation, and best serves the long-term interests of shareholders.

 In this process, the personnel committee exercises its judgment in establish-ing the executive officers' salaries and their variable compensation, consist-ing of cash bonuses and three types of long-term incentive awards: Stock Op-tions, Performance Awards, and Restricted Stock. In light of certain tax changes regarding the deductibility of compensation in excess of $1 million paid in a taxable year to the chief executive officer or any of the four other highest paid officers of a public corporation and to create long-term share-holder value, the personnel committee is modifying its retrospective approach and adopting a procedure for setting performance goals upon which compensation may be based so that the Company can fully maximize the tax benefits under the provisions of the Code. In 1995, the personnel committee began to utilize a performance-based measurement for cash bonuses to such officers. Beginning in 1997, if the 1997 Plan discussed herein is approved by the shareholders, the personnel committee may increase its utilization of a measurement for execu-tive compensation that is externally determined and that contains maximum lim-its for awards. The personnel committee may, however, continue to utilize a full range of incentive compensation, even though some aspects of the compen-sation program are not fully deductible under the Code.

 The personnel committee's policy is and will continue to be based on the premise that compensation should be adequate to attract and retain qualified employees, that compensation paid to such employees should be based on their individual duties and responsibilities and their relative contribution to overall results, and that compensation should take into account the level of compensation for comparable positions inside and outside the organization. Since 1985, the personnel committee has retained KPMG Peat Marwick LLP as in-dependent executive compensation consultants to assist in evaluating the Company's compensation policy.

 The personnel committee each year reviews the individual contribution and performance of each of the key executive officers and any prior incentive awards granted to them. In addition, the personnel committee reviews overall corporate performance, including the Company's growth in operating earnings per share, return on shareholders' equity, cumulative total shareholder re-turn, asset quality, other major accomplishments of the organization in the prior year, and the performance compared to peer companies and industry norms.


 The results of the Company are compared to those of a group of peer companies that compete in the Company's primary lines of business, most of which

-------------------------------------------------------------------------------

8                        AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

are selected from the non-bank companies in the S&P Financial Index. The com-pensation peer group is selected annually by the independent executive compen-sation consultants retained by the Company. Currently, there are 18 companies in this comparison group, which is subject to change as the Company or its competitors change their focus or as new competition emerges.

 The personnel committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder return. Thus, the compensation peer group is not the same as the peer group indexes in the Com-parison of Five-Year Cumulative Total Shareholder Return graph included on page 15 of the proxy statement.

 SALARIES. Base salaries of executive officers are reviewed individually on an annual basis to determine if they should be increased, decreased, or left un-changed. During the first quarter of 1996, the personnel committee reviewed the salaries of the 50 highest salaried employees and recommended to the board of directors for its approval salaries for the 25 most highly salaried employ-ees. The remaining 25 salaries were approved by the personnel committee. In determining the salaries of the executive officers, the personnel committee reviewed the factors described under "Compensation Policy" above, and the overall growth and long-term progress of the organization. In addition, the personnel committee compared the CEO's base salary to that paid to chief exec-utive officers in other companies selected from the compensation peer group described above.

 BONUSES. Employees with salaries placing them in the top 3% of all American General employees are deemed to be in a position to make a significant impact on the growth and profitability of the organization. Therefore, these individ-uals are eligible for consideration for a cash bonus annually. During the first quarter of each year, the personnel committee reviews recommendations for bonus awards for eligible employees, based on the prior year's perfor-mance. After reviewing the factors described under "Compensation Policy" above, the personnel committee determines the cash bonuses to be paid to the chairman, president, and vice chairman and acts upon recommendations for bo-nuses for the other eligible employees.

 In March, 1997, the personnel committee awarded bonuses based on 1996 perfor-mance to 345 employees, including all of the named executive officers, or ap-proximately 68% of the eligible employees, totalling $8.6 million. Bonuses payable in March, 1997 to the 15 highest salaried employees of the Company were subject to limitations contained in the Performance-Based Plan for Execu-tive Officers (the "Performance-Based Plan").

 LONG-TERM INCENTIVE AWARDS. Incentive compensation at American General is in-tended to promote long-term growth and profitability, since the Company's businesses are long term in nature. Awards under the Company's stock and in-centive plans enable the Company to match long-term compensation with long-term contribution and provide participants the opportunity to acquire stock in the Company, thereby further aligning their personal interests with the inter-ests of other long-term share-holders. In determining these awards, the per-sonnel committee follows the process and reviews factors described under "Com-pensation Policy" above.

 Long-term incentive awards for 1996 have been made under the 1994 Plan. No further awards may be made under the 1984 Plan, which has been terminated except with respect to awards that were outstanding under that plan as of February 8, 1994. Long-term incentive awards are described as follows:

 Stock Options. Stock Options are granted with an exercise price equal to 100% of the fair market value of Common Stock on the date of grant. Options become exercisable six months after the date of grant, except that those granted to the highest paid executives generally become exercisable in three equal an-

-------------------------------------------------------------------------------

                             1997 PROXY STATEMENT                             9

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

nual installments beginning on the first anniversary of the grant. The Company has never followed the practice of cancelling existing options and replacing them with new options exercisable at lower prices.

 In 1996, options were awarded to 219 employees for 900,735 shares of Common Stock, of which 194,000 were awarded to the named executive officers other than Mr. Hook. The awards to the named executive officers represented one-tenth of one percent (0.1%) of Common Stock outstanding at the end of 1996.

 Performance Awards. Performance Awards are contingent awards of shares of Common Stock that are earned over a three-year performance period. The commit-tee determines the percentage of the Performance Awards under the Plans that is actually earned, which may range from zero to 100%, based upon overall cor-porate performance during the three-year performance period. This decision is based upon a review of key corporate performance measures, including growth of operating earnings per share, total return on book value, return on sharehold-ers' equity, and the overall growth and profitability of the Company, during the intervening three-year period. In applying these factors, the personnel committee has relied upon the judgment of its members rather than upon a math-ematical formula.

 In 1996, the personnel committee determined that the Performance Awards granted in 1993 should vest at 100%. A total of five executive officers re-ceived vested Performance Awards in 1996, valued at $939,000. This compares to a value of $819,000 when granted in 1993 and reflects the increase in the Com-mon Stock price over the three-year performance period.

 In 1996, Performance Awards were granted to each of the named executive offi-cers, except Mr. Hook and Mr. Devlin.

 Restricted Stock. The 1994 Plan also authorizes the personnel committee to make awards of Restricted Stock. No Restricted Stock was awarded in 1996 to any of the named executive officers. The 1994 Plan limits the aggregate number of shares of Restricted Stock that may be awarded annually to one-tenth of one percent (0.1%) of the number of shares of Common Stock outstanding as of the preceding December 31.

 COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1996. In accordance with the Company's previously announced succession plan, Mr. Hook served as CEO of the Company until October 24, 1996, at which time he was succeeded by Mr. Devlin.

 Subject to the 1994 Employment Agreement between the Company and Mr. Hook de-scribed on page 17, the personnel committee in setting his salary endeavored to position Mr. Hook's salary in a middle range that reflected peer company practice. For 1996, Mr. Hook received the same amount in annual salary that he has received since 1991. In March, 1997, the personnel committee awarded to Mr. Hook a discretionary cash bonus for 1996 under the Performance-Based Plan.

 When Mr. Devlin was designated as Chief Executive Officer of the Company, the board of directors increased his annual salary by $100,000 to recognize his increased duties and responsibilities. In addition, at that time he received a Stock Option award reported in the table "Stock Options Granted in 1996" on page 13. In March, 1997, the personnel committee awarded Mr. Devlin a discre-tionary cash bonus for 1996 under the Performance-Based Plan.

 STOCK OWNERSHIP GUIDELINES. In March, 1997, the personnel committee recom-mended and the board of directors adopted stock ownership guidelines for ap-proximately 120 officers of the Company and its subsidiaries and the non-em-ployee directors of the Company. The guidelines outline an ownership level based upon a multiple of such officers' base salaries or such directors' an-nual retainers. For officers, the multiple ranges from one-half of the annual base salary to six times the annual base salary, depending on

-------------------------------------------------------------------------------

10                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

position, and the director level is five times the annual retainer.

 DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and to certain other highly compensated executive officers. Mr. Hook has deferred a portion of his 1994, 1995, and 1996 compensation until after his retirement. The Code excludes from the $1 million cap such compensation that is based on attainment of pre-established, objective performance goals, if certain other requirements are met. Where it is consistent with the interest of the shareholders, it is the policy of the personnel committee to establish compensation practices that are both prudent from a tax standpoint and effective as a compensation program. The personnel committee also considers it important to be able to utilize a full range of incentive compensation, even though some aspects of the compensation program are not fully deductible. In order to maximize the tax benefits under the pro-visions establishing the $1 million cap, the board of directors is requesting shareholder approval of the 1997 Plan which contains procedures for setting criteria for additional categories of performance-based compensation and for establishing certain maximum limits for awards as required by the Code. The 1997 Plan, which has been described on pages 5 to 8, must be approved by the Company's shareholders at the 1997 annual meeting of shareholders in order to secure the Company's tax deduction for future performance-based compensation paid under such plan.

                PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS:
     LARRY D. HORNER, CHAIRMAN
     RICHARD J.V. JOHNSON
     ROBERT E. SMITTCAMP
     ANNE M. TATLOCK

--------------------------------------------------------------------------------

                             1997 PROXY STATEMENT                            11

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 SUMMARY COMPENSATION. The following Summary Compensation Table sets forth compensation information for the Company's CEO and each of the four other most highly compensated executive officers of the Company, including officers of certain subsidiaries (the five being herein referred to as the "named execu-tive officers") for services performed in 1996, 1995, and 1994.

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                                 Long-
                                                         Term Compensation/1/
                                                          ----------------------------------------
                                  Annual Compensation              Awards              Payouts
----------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                                           Restricted   Securities    Incentive      All Other
                                                              Stock     Underlying       Plan         Compen-
Name and Position              Year Salary($) Bonus($)/2/ Awards ($)/3/ Options (#) Payouts ($)/4/ sation ($)/5/
-----------------              ---- --------- ----------- ------------- ----------- -------------- -------------
Robert M. Devlin, President    1996 $615,385  $  750,000         -0-      100,000      $123,375       $31,776
 & CEO of the Company          1995  461,077     400,000         -0-       35,000       128,000        23,488
                               1994  373,155     300,000         -0-       15,000       112,000        19,376
                               ---------------------------------------------------------------------------------
Harold S. Hook, Chairman       1996  980,000   1,500,000         -0-          -0-       561,674        57,748
 of the Company/6/             1995  980,000     980,000         -0-          -0-       719,872        50,795
                               1994  980,000     980,000         -0-      505,000       624,400        50,444
                               ---------------------------------------------------------------------------------
Jon P. Newton, Vice            1996  416,154     300,000         -0-       25,000           -0-        23,102
 Chairman & General            1995  333,077     200,000         -0-       22,600           -0-        17,728
 Counsel of the Company        1994  291,539     150,000     170,250       12,000           -0-        15,709
                               ---------------------------------------------------------------------------------
James S. D'Agostino Jr.,       1996  369,539     300,000         -0-       25,000        88,125        19,124
 Chairman & CEO of American    1995  299,846     200,000         -0-       20,000        64,000        14,752
 General Life and Accident     1994  280,000     140,000         -0-       12,000        56,000        13,779
 Insurance Company
                               ---------------------------------------------------------------------------------
Stephen D. Bickel, Chairman &  1996  350,000     150,000         -0-       23,000       123,375        19,668
 CEO of The Variable Annuity   1995  333,077     150,000         -0-       22,600       128,000        18,906
 Life Insurance Company        1994  300,000     150,000         -0-       12,000       112,000        18,341
----------------------------------------------------------------------------------------------------------------

/1/ PLAN AWARDS. All long-term compensation awards were granted under the
    Plans.
/2/ BONUS PAYMENT. The bonus amounts for performance for each year are deter-
    mined and paid in March of the subsequent year.
/3/ RESTRICTED STOCK AWARDS. These amounts represent the value of the Re-stricted Stock on the date of grant. At December 31, 1996, Messrs. Devlin, Newton, and D'Agostino held an aggregate of 15,000, 10,000, and 14,000 shares, respectively, with a value of $613,125, $408,750, and $572,250, re-spectively. Dividends are paid to holders with respect to Restricted Stock at the same rate as is paid on all other Common Stock. In the event of a Change of Control, all forfeiture restrictions with respect to all out-standing shares of Restricted Stock immediately lapse. See "Change of Con-trol and Other Arrangements" for the definition of "Change of Control."
/4/ LONG-TERM INCENTIVE PLAN PAYOUTS. These amounts represent the value of Per-formance Awards on the date of vesting, following the three-year performance period, regardless of whether the vested award was paid in cash, stock, or a combination thereof.
/5/ ALL OTHER COMPENSATION. These amounts include the Company's contributions to the American General Employees' Thrift and Incentive Plan ("Thrift Plan") and Supplemental Thrift Plan ("Supplemental Plan") and the taxable value of Company-provided term life insurance ("Excess Life"). The Thrift Plan con-tributions for 1996 were $6,750 for each of the named executive officers. The Supplemental Plan contributions and the Excess Life taxable value for 1996 were as follows: Mr. Devlin, $20,942 and $4,084; Mr. Hook, $37,350 and $13,648; Mr. Newton, $11,977 and $4,375; Mr. D'Agostino, $9,879 and $2,495;
    and Mr. Bickel, $9,000 and $3,918.
/6/ CEO SUCCESSION. Mr. Hook was CEO until October 24, 1996, when the board of directors designated Mr. Devlin as CEO of the Company in accordance with the Company's previously announced plan of succession.

-------------------------------------------------------------------------------

12                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 STOCK OPTIONS. The following table contains information concerning the grant of Stock Options during 1996 to the named executive officers who were granted Stock Options under the 1994 Plan.

                         STOCK OPTIONS GRANTED IN 1996

-------------------------------------------------------------------------------

                                                                     Potential Realizable Value
                                                                       at Assumed Annual Rates
                                                                     of Stock Price Appreciation
                               Individual Stock Option Grants            for Option Term/1/
                          ----------------------------------------------------------------------
                         Options   % of Total
                         Granted Options Granted Exercise                At 5%        At 10%
                         (#)/2/,  to Employees    Price   Expiration   per annum     per annum
         Name              /3/       in 1996      ($/Sh)     Date         ($)           ($)
------------------------------------------------------------------------------------------------
Robert M. Devlin         50,000        5.6       $35.250    3-13-06  $   1,108,427 $   2,808,971
                         50,000        5.6        37.375   10-24-06      1,175,247     2,978,306
Jon P. Newton            25,000        2.8        35.250    3-13-06        554,213     1,404,486
James S. D'Agostino Jr.  25,000        2.8        35.250    3-13-06        554,213     1,404,486
Stephen D. Bickel        23,000        2.6        35.250    3-13-06        509,876     1,292,127

-------------------------------------------------------------------------------


/1/ POTENTIAL REALIZABLE VALUE. These values are disclosed for illustration only and should not be interpreted as projections of the future price of Common Stock. To lend perspective to these illustrative values, if the price of Common Stock increased 5 percent per year for 10 years from March 13, 1996 (disregarding dividends and assuming for purposes of the calculation a con-stant number of shares outstanding), the total increase in value of all shares of Common Stock outstanding would be $4.7 billion; and if the price of Common Stock increased 10 percent per year over such period, the increase in value would be $11.9 billion.
/2/ OPTIONS. These consist solely of Non-Qualified Options to acquire Common
    Stock, which generally become exercisable in three equal annual installments beginning on the first anniversary of the grant.
/3/ CHANGE OF CONTROL. In the event of a Change of Control, the stock option agreements provide for the automatic surrender of options and a cash payment based on the difference between the exercise price and a price intended to give the option holder the benefit of the highest price paid for Common Stock in the change of control transaction, or the highest fair market value of Common Stock during the 60 days preceding the change of control date. See "Change of Control and Other Arrangements - Change of Control" for the defi-nition of "Change of Control."

-------------------------------------------------------------------------------

                             1997 PROXY STATEMENT                            13

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 OPTION EXERCISES AND VALUES. The following table shows the exercise of op-tions by the named executive officers during 1996 and unexercised options held by them as of December 31, 1996.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                     OPTION VALUES AT DECEMBER 31, 1996/1/
-------------------------------------------------------------------------------

                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised     In-the-Money Options
                                                          Options at 12/31/96 (#)       at 12/31/96/2/
                                                         ------------------------- -------------------------
                         Shares Acquired on    Value
         Name               Exercise (#)    Realized ($) Exercisable Unexercisable Exercisable Unexercisable
------------------------------------------------------------------------------------------------------------
Robert M. Devlin                 -0-          $   -0-       73,667      128,334    $   876,097   $727,714
Harold S. Hook                   -0-              -0-      839,653       35,000     13,888,344    450,625
Jon P. Newton                    -0-              -0-       21,533       44,067        236,605    325,845
James S. D'Agostino Jr.          -0-              -0-       43,296       42,334        588,327    310,464
Stephen D. Bickel              2,304           37,295      110,985       42,067      2,170,754    314,595
------------------------------------------------------------------------------------------------------------

/1/ OPTIONS. The options reported in the table include both Incentive Stock Op-tions and Non-Qualified Options. All outstanding options are subject to ac-celeration and cashout in the event of a Change of Control of the Company. See footnote 3 to the table captioned "Stock Options Granted in 1996."
/2/ VALUE. "Value" is the difference between the fair market value of the under-lying shares of Common Stock on December 31, 1996 and the exercise price.

 PERFORMANCE AWARDS. The following table describes Performance Awards granted during the Company's fiscal year ending December 31, 1996 to the named execu-tive officers who were granted Performance Awards under the 1994 Plan. See "Report of the Personnel Committee" on pages 8 through 11 for a discussion of the administration of the long-term incentive awards.

                LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1996
-------------------------------------------------------------------------------

                                   Performance
                                    or Other
                                     Period        Range of Future
                                      Until        Payouts/1/,/2/
                         Number of Maturation  -----------------------
Name                     Units (#)  or Payout  Minimum (#) Maximum (#)
----------------------------------------------------------------------
Jon P. Newton              1,900    1996-1998      -0-        1,900
James S. D'Agostino Jr.    1,700    1996-1998      -0-        1,700
Stephen D. Bickel          1,900    1996-1998      -0-        1,900
----------------------------------------------------------------------

/1/ FUTURE PAYOUTS. Pursuant to the 1994 Plan, rather than predetermining auto-matic vesting levels, the personnel committee evaluates the Company's long-range performance and other factors at the end of the three-year performance period commencing in 1996 and determines vesting levels based upon the judg-ment of the members of the personnel committee. Therefore, a Target column is not applicable.
/2/ CHANGE OF CONTROL. In the event of a Change of Control, all outstanding Per-formance Awards would vest 100% and be cashed out. Calculation of such cash payment is similar to the method of calculating the specified price of the Common Stock with respect to the cashout of options as described in footnote 3 to the table captioned "Stock Options Granted in 1996."

-------------------------------------------------------------------------------

14                       AMERICAN GENERAL CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN



                                      LOGO
                              [GRAPH APPEARS HERE]

  The graph above shows the Company's total return on Common Stock compared to the S&P 500 Composite Stock Price Index and the S&P Financial Index over the five-year period beginning December 31, 1991. In addition, the total return of the S&P Insurance (Life/Health) Index for such period has been included for comparison in view of the Company's increased concentration in the life insur-ance business as a result of its corporate development activity. The following table sets forth the numbers used in the graph above and provides the annualized total return to shareholders for the Company and the three compari-son indexes.

                                                                      5 YEAR ANNUALIZED
      YEAR-END         1991    1992    1993    1994    1995    1996     TOTAL RETURN
                                                                     -

 American General     $100.00 $133.82 $139.35 $143.41 $183.64 $222.84      17.38%
---------------------------------------------------------------------------------------
 S&P 500               100.00  107.67  118.43  119.97  164.88  202.93      15.20%
---------------------------------------------------------------------------------------
 S&P Financial Index   100.00  123.30  136.90  132.16  203.36  274.13      22.35%
---------------------------------------------------------------------------------------
 S&P Insurance
 (Life/Health)         100.00  133.93  135.66  112.61  161.43  196.63      14.48%


--------------------------------------------------------------------------------

                              1997 PROXY STATEMENT                            15

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


PENSION PLANS

 The table below shows the estimated annual retirement benefits payable to em-ployees at the normal retirement age of 65 under the Company's qualified non-contributory defined benefit retirement plan ("Retirement Plan"), as well as its non-qualified, unfunded benefit plan ("Restoration Plan"). The Restoration Plan provides benefits that employees would have been entitled to receive un-der the Retirement Plan were it not for limitations imposed by the Internal Revenue Code. The Retirement Plan provides that a participant will receive, upon normal retirement, a lifetime pension based on the participant's compen-sation and length of credited service. The annual pension benefits are based on average annual compensation during the highest consecutive five of the last ten years of service. Full vesting of benefits accrued under the Retirement Plan and the Restoration Plan occurs after five years of service.

                              PENSION PLAN TABLE
-------------------------------------------------------------------------------

 Five-Year
  Average
   Annual
Compensation                        Years of Service
 Covered by    -----------------------------------------------------------------
 the Plans      10 Yr.     15 Yr.     20 Yr.     25 Yr.     30 Yr.     35 Yr.
-------------------------------------------------------------------------------
 $  200,000    $ 31,207   $ 46,811   $ 62,415   $ 78,018   $ 93,622   $  98,622
    500,000      80,707    121,061    161,415    201,768    242,122     254,622
    800,000     130,207    195,311    260,415    325,518    390,622     410,622
  1,100,000     179,707    269,561    359,415    449,268    539,122     566,622
  1,400,000     229,207    343,811    458,415    573,018    687,622     722,622
  1,700,000     278,707    418,061    557,415    696,768    836,122     878,622
  2,000,000     328,207    492,311    656,415    820,518    984,622   1,034,622

-------------------------------------------------------------------------------

 The table illustrates estimated retirement benefits payable on a straight-life annuity basis to persons in specified annual compensation and years of service classifications. The amounts in the table are not subject to offset for amounts payable under Social Security. The amounts shown, however, are subject to reduction in the event of early retirement.

 The credited years of service under the Retirement Plan for Messrs. Devlin, Hook, Newton, D'Agostino, and Bickel are 19, 26, 4, 11, and 31, respectively.

 The compensation covered by the Retirement Plan and the Restoration Plan in-cludes all amounts shown in the Summary Compensation Table under the columns comprising "Annual Compensation."

SUPPLEMENTAL RETIREMENT BENEFITS

 In 1989, the board of directors approved a supplemental retirement agreement for Mr. Hook. The combined effect of this agreement together with the Retirement Plan and the Restoration Plan is to provide a benefit upon retirement at or after age 62 of 55% of average monthly compensation as defined in the Retirement Plan, with a surviving spousal benefit. In 1990, a lump sum payment of the present value of the supplemental benefit payable at age 60 was made to Mr. Hook. As a result, no further benefits are expected to be payable to Mr. Hook under the supplemental retirement agreement.

 The Company has agreed to provide an additional retirement benefit to Mr. Newton, provided he remains with the Company for a minimum of five years. This supplemental retirement benefit is to be paid in addition to his accrued bene-fit under the Retirement Plan and the Restoration Plan. This supplemental ben-efit will vest after five continuous years of employment and is calculated as an additional year of benefit service for every year of continuous service with the Company after completion of the third year, up to a maximum of six additional years.

CHANGE OF CONTROL AND OTHER ARRANGEMENTS

 CHANGE OF CONTROL. All of the awards outstanding or to be granted under the Plans and the 1997 Plan are subject to the automatic acceleration of vesting and cashout upon a Change of Control. See the applicable footnotes to the pre-ceding executive compensation tables for a description of how a Change of Con-trol would affect each type of award under the Plans. The phrase "Change of Control" for all purposes used in this proxy statement is generally defined as
(i) the acquisition of 30% or more of the voting securities of

-------------------------------------------------------------------------------

16                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

the Company by a non-affiliate of the Company; (ii) the merger, consolidation, or sale of substantially all of the assets of the Company, unless such trans-action is with an affiliate of the Company; (iii) the adoption of a plan of liquidation of the Company by its shareholders; or (iv) a change in the con-stituency of the board of directors of the Company, where the current direc-tors (including future directors who are nominated or elected by 75% of the then current directors) cease to constitute a majority of the board of direc-tors of the Company.

 SEVERANCE AGREEMENTS. The Company has agreements providing for the payment of severance benefits to certain officers of the Company and its subsidiaries in the event of voluntary or involuntary termination of employment within a pe-riod equal to the lesser of the amount of time such officer was employed by the Company or its subsidiaries prior to the Change of Control or three years following the occurrence of a Change of Control. Involuntary termination in-cludes any termination that results from resignation following any change in certain duties, responsibilities, salary, or benefits. Voluntary termination includes any termination that is not involuntary. No payments are due for ter-mination by reason of death, disability, normal retirement, or termination for cause.

 These agreements generally provide for severance payments equal to slightly less than three times the officer's base annual salary, excluding bonuses and special incentive payments, in the event of involuntary termination, and two times salary in the event of voluntary termination. Any payment thereunder will be increased by an additional amount to cover payment of any applicable penalty tax and any federal or state income tax on all benefits received from the Company as the result of a Change of Control in order to equal the amount the officer would have received absent any such penalty tax. The agreements also provide for the continuation of certain medical and dental benefits for a maximum period of 30 months following termination.

 The Company has such agreements with all of the named executive officers. The current agreements expire on March 31, 1998.

  EMPLOYMENT AGREEMENT. In 1994, pursuant to an agreement for Mr. Hook to serve beyond his previously anticipated retirement date, the Company entered into an Employment Agreement providing for Mr. Hook's continued employment as Chairman of the Company for a period that may expire as late as the Company's annual meeting of shareholders in 1997, at a minimum annual base salary equal to his 1994 annual base salary. Mr. Hook's minimum base salary for this period was set at the same level at which it has remained since May, 1991. This ac-tion was in keeping with the Company's strategy of maintaining stable base compensation and emphasizing variable reward opportunities.

 In connection with the Employment Agreement, Mr. Hook was granted options to purchase 400,000 shares of Common Stock pursuant to the 1994 Plan at $25.97 per share, representing the fair market value of Common Stock on the date of the grant. This grant was an inducement to Mr. Hook to extend his employment beyond his previously anticipated retirement date, and was authorized by the personnel committee after consultation with KPMG Peat Marwick LLP. It repre-sented a one-time grant of options that Mr. Hook would otherwise likely have received over the term of the Employment Agreement.

 CONSULTING AGREEMENTS. In 1994, the Company entered into a Consulting Agree-ment, pursuant to which, subject to certain conditions, Mr. Hook will provide consulting services to the Company, and the Company will make five annual pay-ments of $250,000 to Mr. Hook following his retirement.

-------------------------------------------------------------------------------

                             1997 PROXY STATEMENT                            17

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 The Company does not know of any person that owns more than 5 percent of the outstanding Common Stock or Preferred Stock, except for those listed below.

                                                      SHARES BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER  TITLE OF CLASS         OWNED          CLASS
------------------------------------------------------------------------------------
INVESCO PLC
  11 Devonshire Square
  London EC2M 4YR
  England                             Common Stock        14,961,901/1/       7.4%
The Capital Group Companies,
 Inc.
  333 South Hope Street
  Los Angeles, CA                     Common Stock        13,958,210/2/       6.9%
Putnam Investments, Inc.
  One Post Office Square
  Boston, MA                          Common Stock        13,062,886/3/       6.4%
Fayez Sarofim & Co. ("Sarofim
 Co.") and
  Fayez S. Sarofim
  Two Houston Center
  Houston, TX                         Common Stock        13,010,479/4/       6.4%
The Lucy B. Gooding
  1995 Living Trust
  2970 St. Johns Avenue
  Jacksonville, FL                    Preferred Stock        753,422/5/      32.5%
The Bryan Trust
  One Independent Drive
  Jacksonville, FL                    Preferred Stock        479,236/6/      20.7%
The Olive Julia Gibson
  Bryan Testamentary Trust
  One Independent Drive
  Jacksonville, FL                    Preferred Stock        186,506/6/       8.1%

/1/ Based on a Schedule 13G dated February 10, 1997. INVESCO PLC and certain of its subsidiaries report shared voting and investment power with respect to all of the shares reported in the table.
/2/ Based on a Schedule 13G dated February 12, 1997. The Capital Group
    Companies, Inc. reports sole voting power with respect to 59,350 of such shares and sole dispositive power with respect to 13,958,210 of such shares and disclaims beneficial ownership with respect to 13,958,210 of such shares.
/3/ Based on a Schedule 13G dated January 27, 1997. Putnam Investments, Inc. re-
    ports shared voting power with respect to 113,108 shares.
/4/ Based on a Schedule 13G dated February 13, 1997. Mr. Sarofim may be deemed to share investment power with respect to all of the shares reported in the table. He shares voting power with Sarofim Co. and Sarofim Trust Co. with respect to not more than 11,234,551 of such shares. Such powers also may be deemed to be shared with clients of Sarofim Co. or Sarofim Trust Co., or with trustees, other fiduciaries, clients, or others. The shares reported in the table exclude 13,100 shares owned by family members of Mr. Sarofim, as to which Mr. Sarofim and Sarofim Co. disclaim beneficial ownership.
/5/ Lucy B. Gooding, Robert A. Mills, and Bonnie H. Smith are trustees of The
    Lucy B. Gooding 1995 Living Trust.
/6/ Jacob F. Bryan IV, G. Howard Bryan, and Cynthia Craig Bliss are beneficiaries and/or trustees of The Bryan Trust and The Olive Julia Gibson Bryan Testamentary Trust. In addition to the shares reported in the table,
    G. Howard Bryan has direct beneficial ownership of 8,033 shares of Preferred Stock. Such trusts are being managed by a subsidiary of The Capital Group Companies, Inc., and the shares held by such trusts are included in the calculation of beneficial ownership of Common Stock by The Capital Group Companies, Inc.

--------------------------------------------------------------------------------

18                        AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       SECURITY OWNERSHIP OF MANAGEMENT
 The beneficial ownership as of February 15, 1997, of Common Stock by each di-rector nominee, by each of the named executive officers identified herein un-der the caption "Summary Compensation Table," and by all director nominees and executive officers as a group is set forth below, except that ownership in the American General Employees' Thrift and Incentive Plan (the "Thrift Plan") and the Supplemental Thrift Plan (the "Supplemental Plan") is shown as of December 31, 1996, the latest date for which such information is available. The persons included in the table below own no shares of Preferred Stock.

NAME AND SHARES  ADDITIONAL RIGHTS AND DISCLAIMERS OF BENEFICIAL OWNERSHIP/1/
-------------------------------------------------------------------------------
J. Evans
Attwell         Disclaims beneficial ownership of 7,200 shares owned by a
 155,714 shares family member.
-------------------------------------------------------------------------------
Stephen D.      Includes 65,138 shares owned directly; 46,003 shares held
Bickel  130,162 through the Thrift Plan; 1,833 shares held through the
shares          Supplemental Plan; and 17,188 shares owned by a family member for which he disclaims beneficial ownership. Does not include
                130,184 shares that may be acquired within 60 days on
                exercise of Stock Options.
-------------------------------------------------------------------------------
Brady F.        Disclaims beneficial ownership of 4,783 shares held as
Carruth  29,230 custodian for a family member, as to which he has sole voting
shares          and investment power, and 2,607 shares owned by a family
                member.
-------------------------------------------------------------------------------
James S.        All shares are beneficially owned; 21,825 shares are owned
D'Agostino Jr.  directly, of which 14,000 shares are Restricted Stock; 7,190
 29,988 shares  shares are held through the Thrift Plan; and 973 shares are held through the Supplemental Plan. Does not include 62,295 shares that may be acquired within 60 days on exercise of
                Stock Options.
-------------------------------------------------------------------------------
W. Lipscomb     Disclaims beneficial ownership of 13,260 shares owned by
Davis Jr.       family members, by a limited partnership of which he is the
 22,102 shares  general partner, and by a trust of which he is co-trustee.
-------------------------------------------------------------------------------
Robert M.
Devlin  79,361  All shares are beneficially owned; 50,285 shares are owned
shares          directly, of which 15,000 shares are Restricted Stock; 26,717 shares are held through the Thrift Plan; and 2,359 shares are held through the Supplemental Plan. Does not include 106,999 shares that may be acquired within 60 days on exercise of
                Stock Options.
-------------------------------------------------------------------------------
Harold S. Hook  All shares are beneficially owned; 150,463 shares are owned
 309,844 shares directly; 47,640 shares are owned by Main Event Management
                Corporation; 88,849 shares are held through the Thrift Plan;
                and 22,892 shares are held through the Supplemental Plan.
                Does not include 874,653 shares that may be acquired within
                60 days on exercise of Stock Options.
-------------------------------------------------------------------------------
Larry D. Horner All shares are beneficially owned.
 2,000 shares
-------------------------------------------------------------------------------
Richard J.V.    All shares are beneficially owned.
Johnson  12,500
shares
-------------------------------------------------------------------------------
Jon P. Newton   All shares are beneficially owned; 11,537 shares are owned
 16,345 shares  directly, of which 10,000 shares are Restricted Stock; 3,883 shares are held through the Thrift Plan; and 925 shares
                through the Supplemental Plan. Does not include 41,399 shares that may be acquired within 60 days on exercise of Stock
                Options.
-------------------------------------------------------------------------------
Robert E.
Smittcamp       All shares are beneficially owned.
 69,789 shares
-------------------------------------------------------------------------------
Anne M. Tatlock All shares are beneficially owned.
 500 shares
-------------------------------------------------------------------------------

All Director
Nominees and
Executive
Officers
as a Group
(25 persons)
1,008,943
shares          Does not include 1,445,033 shares that may be acquired within
                60 days on exercise of Stock Options. Includes 116,000 shares of Restricted Stock granted under the Plans. Shares owned by the group (including shares that may be acquired within 60 days on exercise of Stock Options) represent 1.2% of the outstanding shares of Common Stock.
--------------------------------------------------------------------------------

/1/ Beneficial ownership signifies sole voting and investment power, unless oth-erwise noted. Each participant in the Thrift Plan has sole voting power with respect to shares held in the participant's plan account (subject to being exercised by the Thrift Plan's trustee in the event the participant does not exercise voting power). A holder of Restricted Stock granted under the Plans has sole voting power but not investment power with respect to such shares. Those disclaiming beneficial ownership share voting and investment power with respect to the securities subject to disclaimer, unless otherwise not-ed. Securities subject to such disclaimers are included in the total number of 1,008,943 shares listed in the left column.

-------------------------------------------------------------------------------

                             1997 PROXY STATEMENT                            19

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


CERTAIN RELATIONSHIPS AND TRANSACTIONS

 In 1996, Mr. Attwell was Of Counsel to the law firm of Vinson & Elkins L.L.P. that provided legal services to the Company and its subsidiaries during 1996.

 During Mr. Hook's tenure with the Company, Main Event Management(R), the pro-prietary management system owned by Main Event Management Corporation ("MEMC"), a corporation solely owned by Mr. Hook, has been made available to the Company without the usual fees. In order to assure the continued avail-ability of the system following Mr. Hook's retirement, the Company entered into a License Agreement dated April 27, 1994 with MEMC, which superseded and supplanted a License Agreement dated March 26, 1976. Pursuant to the 1994 agreement, MEMC granted to the Company and its subsidiaries a worldwide, non-exclusive, perpetual, non-transferable right and license to its proprietary management system, Main Event Management.

 MEMC has agreed to continue to assist the Company in institutionalizing the use of Main Event Management at the Company. As was the case under the prior agreement, intellectual property rights to this proprietary system, including improvements or additions thereto, will continue to be owned by MEMC.

 Upon the earlier of June 1, 1997 or the day after termination of the Employ-ment Agreement described on page 17, the Company will pay to MEMC a license fee in the amount of $1,250,000, and an annual payment of $125,000 for ten consecutive years.

 Various executive officers and directors of American General may from time to time purchase insurance or annuity products marketed by American General com-panies in the ordinary course of business.

INDEPENDENT AUDITORS
(Item 3 on proxy card)

 The board of directors of the Company, adopting the recommendation of the au-dit committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the accounts of the Company for the year 1997 and recommends ratification of the appointment by the shareholders at the meeting. One or more representatives of Ernst & Young LLP are expected to be present at the meeting where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Ernst & Young LLP has served as the Company's independent auditors for the fiscal year just completed.

 If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast, or if, prior to the meeting, Ernst & Young LLP declines to act or otherwise becomes incapable of acting, or its engagement is otherwise discon-tinued by the board of directors of the Company at any time, then, in any such case, the board of directors will appoint other independent auditors whose em-ployment will then be subject to ratification by shareholders at the annual meeting following such appointment.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

OTHER BUSINESS

 1997 ANNUAL MEETING. At the date of this proxy statement, the management of the Company knows of no other matter to be presented for action at the meet-ing. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

 SHAREHOLDER PROPOSALS AND NOMINATIONS. Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Formal procedures have been established for those proposals and nominations.

 Shareholder proposals must be received at the Company's principal offices on or before November 18, 1997 in order to be included in the proxy ma-

-------------------------------------------------------------------------------

20                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

terials for presentation at the Company's 1998 annual meeting.

 The Company bylaws provide generally that nominations of persons for election to the board of directors may be made by any shareholder entitled to vote for the election of directors. A shareholder who intends to nominate a director nominee must provide written notification to the corporate secretary of the Company at its principal office. The notification must be provided not fewer than 60 nor more than 90 days prior to any shareholders' meeting called for the election of directors; provided, that in the event the Company gives fewer than 70 days' notice of the date of the shareholders' meeting, such written notification must be provided not later than the close of business on the 10th day following the day on which notice of the shareholders' meeting was mailed to shareholders. In addition, to be effective, the notifica- tion must comply with certain other procedures and provide certain information, all as set forth in the Company bylaws. A copy of these requirements will be provided to any shareholder upon written request to the corporate secretary.

PROXY SOLICITATION

 In addition to the solicitation of proxies by mail, proxies also may be so-licited by telephone, telegram, facsimile, or personal interview by employees of the Company, who will not receive additional compensation therefor. The Company has retained Morrow & Co., Inc. to assist in the solicitation of prox-ies at a fee of approximately $13,500, plus expenses. The Company will pay the cost of soliciting proxies. The Company also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses in sending proxy material to the beneficial owners of voting securities.

VOTING OF THRIFT PLAN HOLDINGS

 The terms of the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan, and The Variable Annuity Life Insurance Company Agents' and Managers' Thrift Plan and the related trust agreements with State Street Bank & Trust Company, as Trustee, require that the Trustee vote the shares of Common Stock held in participants' accounts as directed by the participants. In the event a participant does not provide spe-cific voting instructions, the Trustee must vote the shares in accordance with the instructions received from a majority of shares for which the Trustee did receive instructions and in accordance with its fiduciary duty. A participant in one of the plans may use the proxy card to direct the Trustee to vote the shares of Common Stock allocated to that participant's account. The Trustee will vote the shares of the participant whose name and signature appear thereon in the manner directed therein.

By order of the board of directors,

John A. Adkins
Corporate Secretary

March 18, 1997

-------------------------------------------------------------------------------

                             1997 PROXY STATEMENT                            21

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                                     APPENDIX A

          AMERICAN GENERAL CORPORATION 1997 STOCK AND INCENTIVE PLAN

1. PURPOSE

  The purpose of the American General Corporation 1997 Stock and Incentive Plan (the "Plan") is to provide a means through which American General Corpo-ration, a Texas corporation, and its subsidiaries (collectively, the "Compa-ny") may attract able persons to enter the employ or become directors of the Company and to provide a means whereby those persons upon whom the responsi-bilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strength-ening their concern for the welfare of the Company and their desire to remain in its employ or as directors. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the maximum incentive can be provided, the Plan provides for granting Incentive Stock Options, Non-Qualified Options, Restricted Stock Awards, Performance Awards, and Incentive Awards, or any combination of the foregoing, as is best suited to the circum-stances of the particular person.

2. DEFINITIONS

  The following definitions shall be applicable throughout the Plan:

    (a)"Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award, or Incentive Award.

    (b)"Board" means the Board of Directors of American General Corporation.

    (c)"Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

    (d)"Committee" means a committee of the Board that is selected by the Board as provided in Section 4(a).

    (e)"Common Stock" means the common stock of American General Corporation.

    (f)"Company" means, collectively, American General Corporation and its subsidiaries.

    (g)"Director" means an individual elected to the Board by the shareholders of American General Corporation or by the Board under applicable corporate law.

    (h)"Employee" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


    (i)"Fair Market Value" means, as of any specified date, the average of the highest and lowest quoted selling prices of the Common Stock as reported on the Composite Tape for issues listed on the New York Stock Exchange on the specified date, or, if no sales were reported on the Composite Tape on such specified date, the average of the highest and lowest quoted selling prices of the Common Stock on the nearest dates before and after such specified date on which sales of the Common Stock were so reported.

    (j) "Holder" means an employee or a non-employee Director who has been granted an Option, a Restricted Stock Award, a Performance Award, or an Incentive Award.

    (k) "Incentive Award" means an Award granted under Section 10 of the Plan.

    (l) "Incentive Stock Option" means an Option within the meaning of section 422(b) of the Code.

    (m) "Immediate Family" means, with respect to a Holder, the Holder's spouse, children or grandchildren (including adopted and step children and grandchildren).

    (n) "1934 Act" means the Securities Exchange Act of 1934, as amended.

    (o) "Non-Qualified Option" means an Option that is not an Incentive Stock Option.

    (p) "Option" means an Award under Section 7 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Common Stock.

    (q) "Performance Award" means an Award granted under Section 9 of the Plan.

    (r) "Personal Representative" means the person who upon the death, disability, or incompetency of a Holder shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or the right to any Restricted Stock Award, Performance Award, or Incentive Award theretofore granted or made to such Holder.

    (s) "Plan" means the American General Corporation 1997 Stock and Incentive Plan, as amended from time to time.

    (t) "Restricted Stock Award" means an Award granted under Section 8 of the Plan.

    (u) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

3. EFFECTIVE DATE AND DURATION OF THE PLAN

  The Plan shall become effective on February 6, 1997, following adoption by the Board, provided the Plan is approved by the shareholders of American Gen-eral Corporation within twelve months thereafter. Notwithstanding any provi-sion in the Plan or in any agreement under the Plan, no Option shall be exer-cisable and no Award shall vest prior to such shareholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan becomes effective. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have been eliminated, and all Performance Awards and Incentive Awards have been satisfied.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


4. ADMINISTRATION

  (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board, and such Committee shall be comprised solely of two or more outside Directors of American General Corporation (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder) who are also non-employee Directors (within the meaning of Rule 16b-3). A majority of the Committee shall constitute a quorum. The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

  (b) Powers. Subject to the express provisions of the Plan and except as oth-erwise provided below with respect to non-employee Directors, the Committee shall have authority, in its discretion, to determine which Employees or Di-rectors of the Company shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or Non-Qualified Option shall be granted, the number of shares to be subject to each Option and Re-stricted Stock Award, and the value of each Performance Award and Incentive Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees or Directors, their present and potential contribution to the Company's success, and such other factors as the Committee shall deem relevant. Notwithstanding the fore-going, the Board shall have authority, in its discretion, to make the determi-nations set forth above with respect to non-employee Directors.

  (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the ex-press provisions of the Plan and except as otherwise provided below with re-spect to non-employee Directors, this shall include the power to construe the Plan and the respective agreements executed thereunder, to prescribe rules and regulations relating to the Plan and to determine the terms, restrictions, and provisions of the agreement for each Award, including such terms, restric-tions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, to ensure that the grant of Awards are exempt under Rule 16b-3, and to make all other determinations necessary or advisable for administering the Plan. Without lim-iting the generality of the foregoing, agreements providing for Awards under the Plan may contain such provisions covering a change of control of the Com-pany, as defined by the Committee in its sole discretion, as the Committee may approve, not inconsistent with the terms of this Plan, including without limi-tation provisions for the acceleration of, vesting of, or the payment of cash in lieu of, any Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relat-ing to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The Committee may delegate to other persons the respon-sibility of performing ministerial acts in furtherance of the Plan's purposes. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive. Notwithstanding the foregoing, the Board, in its dis-cretion, shall have the power to determine the terms, restrictions, and provi-sions of the agreement for each Award with respect to non-employee Directors.

5. GRANT OF OPTIONS, RESTRICTED STOCK AWARDS, PERFORMANCE AWARDS, AND INCENTIVE AWARDS; SHARES SUBJECT TO THE PLAN

  (a) Stock Grant Limit. The Committee may from time to time grant Awards to one or more Employees or Directors determined by it to be eligible for partic-ipation in the Plan in accordance with the provisions of

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Section 6. Subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 7,000,000. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder termi-nate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The separate limita-tions contained in Sections 7, 8, and 9 with respect to specific types of Awards shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code.

  (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

6. ELIGIBILITY

  Awards may be granted only to persons who, at the time of grant, are key Em-ployees of the Company or Directors. Awards may not be granted to any person who immediately after such grant is the owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of stock of the Company. An Award may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, Non-Qualified Option, Restricted Stock Award, Performance Award, Incentive Award, or any combination thereof.

7. STOCK OPTIONS

  (a) Limitations on Awards. The maximum number of shares of Common Stock that may be subject to Option Awards granted to any one individual during any cal-endar year may not exceed 500,000 shares of Common Stock (subject to adjust-ment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Options then outstanding).

  (b) Option Period. The term of each Option shall be as specified by the Com-mittee at the date of grant but shall not exceed ten years.

  (c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times, commencing not earlier than six months from the date of grant, as determined by the Committee.

  (d) Stock Option Agreement. Each Option shall be evidenced by an Option agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify as an Incentive Stock Op-tion under section 422 of the Code.

  (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, subject to adjustment in the same manner as provided in Section 11, shall not be less than the Fair Market Value of a share of Common Stock at the date such Option is granted. The Option or portion thereof may be exercised by de-livery of an irrevocable notice of exercise to

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

  (f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certifi-cates of stock have been registered in the Holder's name.

  (g) Special Limitations on Incentive Stock Options. An Incentive Stock Op-tion may be granted only to an individual who is an Employee at the time the Option is granted. In the case of Incentive Stock Options, the value of shares of stock for which such Options are exercisable for the first time in any one calendar year cannot exceed $100,000 based on the Fair Market Value of the stock at the date of grant according to section 422(d)(1) of the Code (or such other individual limit as may be in effect under the Code on the date of grant). An Incentive Stock Option shall not be transferable or assignable oth-erwise than by will or the laws of descent and distribution.

  (h) Stock Appreciation Rights. The Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, grant to any Holder of an Option stock appreciation rights ("SARs"). SARs may give the Holder of an Option the right, upon written request, to surrender any exercis-able Option or portion thereof in exchange for cash, whole shares of Common Stock, or a combination thereof, as determined by the Committee, with a value equal to the excess of the Fair Market Value, as of the date of such request, of one share of Common Stock over the Option price for such share multiplied by the number of shares covered by the Option or portion thereof to be surren-dered. In the case of any SAR which is granted in connection with an Incentive Stock Option, such SAR shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or portion thereof to be surrendered. In the event of the exercise of any SAR granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such SAR. Additional terms and conditions gov-erning any such SARs may from time to time be prescribed by the Committee in its sole discretion.

8. RESTRICTED STOCK AWARDS

  (a) Limitations on Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to any one individual during any calendar year may not exceed 50,000 shares of Common Stock (subject to ad-justment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Restricted Stock Awards then outstanding). Subject to adjustment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Restricted Stock Awards then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan with respect to Restricted Stock Awards shall not exceed 700,000.

  (b) Restriction Period to be Established by the Committee. At the time a Re-stricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Com-mittee.

  (c) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attain-ment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) net income, (3) market share, (4) return on shareholders' equity, (5) the payment of cash dividends,
(6) operating income, (7) operating return on shareholders' equity, (8) fi-nance receivables, (9) premium growth, or (10) total shareholder return, (ii) the Holder's continued employment with the Company or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future perfor-mance of the Company or any subsidiary, division, or department thereof by or in which the Holder is employed during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

  (d) Other Terms and Conditions. Common Stock awarded pursuant to a Re-stricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that
(i) the Holder shall not be entitled to delivery of the stock certificate un-til the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and condi-tions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award.

  (e) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law or the Committee.

9. PERFORMANCE AWARDS

  (a) Limitations on Awards. The maximum number of shares of Common Stock that may be subject to Performance Awards granted to any one individual during any calendar year may not exceed 100,000 shares of Common Stock, subject to ad-justment in the same manner as provided in Section 11 with respect to shares of Common Stock subject to Performance Awards then outstanding.

  (b) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance of the Holder shall be measured.

  (c) Performance Measures. A Performance Award shall be awarded to a Holder contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which such Holder is employed during the per-formance period. The Committee shall establish the performance measures appli-cable to such performance prior to the beginning of the performance period; provided such measures may be made subject to adjustment for specified signif-icant extraordinary items or events. The performance measures may

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (i) the price of a share of Common Stock, (ii) net income, (iii) market share, (iv) return on shareholders' equity, (v) the payment of cash dividends, (vi) operating income, (vii) operating return on shareholders' eq-uity, (viii) finance receivables, (ix) premium growth, (x) total shareholder return, or (xi) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

  (d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder's responsibility level, perfor-mance, potential, other Awards, and such other considerations as it deems ap-propriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Holder's Performance Award during the performance period.

  (e) Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount not ex-ceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any pay-ment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date.

  (f) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ (or in service as a Direc-tor) of the Company at all times during the applicable performance period, ex-cept as may be determined by the Committee.

10. INCENTIVE AWARDS

  (a) Incentive Awards. Incentive Awards are rights to receive shares of Com-mon Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as estab-lished by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Holder respecting any Incentive Award.

  (b) Award Period. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Holder.

  (c) Awards Criteria. In determining the value of Incentive Awards, the Com-mittee shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropri-ate.

  (d) Payment. Following the end of the vesting period for an Incentive Award, the Holder of an Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Com-mittee.

  (e) Termination of Employment. An Incentive Award shall terminate if the Holder does not remain continuously in the employ (or in service as a Direc-tor) of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

11. CHANGE IN CAPITAL STRUCTURE

  Options, Restricted Stock Awards, Performance Awards, Incentive Awards, and any agreements evidencing such Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other con-sideration subject to such Awards in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of the grant of any such Awards. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan shall be appro-priately adjusted by the Committee. No adjustment to either (i) the number or price of shares of Common Stock subject to Incentive Stock Options or (ii) the aggregate number of shares which may be issued as Incentive Stock Options shall be permitted hereunder to the extent that such adjustment would cause an Incentive Stock Option to fail to constitute an Incentive Stock Option within the meaning of section 422 of the Code.

12. AMENDMENT AND TERMINATION OF THE PLAN

  The Board may amend the Plan at any time; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder without the consent of the Holder, and provided, further, that it may not, without approval of the shareholders, amend the Plan (a) to increase the maximum aggregate number of shares which may be issued under the Plan or (b) to change the class of individuals eligible to receive Awards under the Plan. The Board, in its discretion, may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted.

13. EFFECT OF THE PLAN

  (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee or Director any right to an Award except as may be evidenced by a written instrument from the Company reflecting a grant by the Company of an Award and setting forth the terms and conditions thereof. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

  (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


  (c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock until there has been compliance with such laws and reg-ulations as the Company may deem applicable. No fractional shares of Common Stock shall be delivered. The Company shall have the right to deduct in con-nection with all Awards any taxes required by law to be withheld and to re-quire any payments required to enable it to satisfy its withholding obliga-tions.

  (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made un-der the Plan. No Employee, Director, beneficiary, or other person shall have any claim against the Company as a result of any such action.

  (e) Restrictions on Transfer. An Award (other than an Incentive Stock Op-tion, which shall be subject to the transfer restrictions set forth in Section 7(g)) shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a "qualified domestic relations order" (as defined by the Code), (iii) with respect to Awards of Non-Qualified Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Holder to a member of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and the Holder's Imme-diate Family, or to a partnership or limited liability company whose only partners or shareholders are the Holder and members of the Holder's Immediate Family, or (iv) with the consent of the Committee.

  (f) Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of section 162(m) of the Code so that Options and Perfor-mance Awards granted hereunder and, if determined by the Committee, Restricted Stock Awards shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of section 162(m); provided that no such con-struction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

  (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 ------------------------------------------------------------------------------






                                    LOGO

                            1997 PROXY STATEMENT

                        AMERICAN GENERAL CORPORATION

                             2929 ALLEN PARKWAY
                         HOUSTON, TEXAS 77019-2155
--------------------------------------------------------------------------------

                                   P R O X Y


                                      LOGO

                 ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 1997

The undersigned hereby appoints J. EVANS ATTWELL, W. LIPSCOMB DAVIS JR., and HAROLD S. HOOK, and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 24, 1997, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, James S. D'Agostino Jr., W. Lipscomb Davis Jr., Robert M. Devlin, Larry D. Horner, Richard J.V. Johnson, Jon P. Newton, Robert E. Smittcamp, and Anne M. Tatlock.

If you are a participant in any of the American General Thrift Plans referenced in the Proxy Statement, this card also constitutes instructions to the trustee of such plans to vote the shares allocated to your accounts in the manner described in the Proxy Statement.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
                                  SEE REVERSE
                                      SIDE

 X Please mark
   your votes
   as in
   this example.


1. Election of Directors (see reverse)
                                              2. Approval
                                                 of the
                                                 American
                                                 General
                                                 1997
                                                 Stock and
                                                 Incentive
                                                 Plan.


 For, except vote withheld from the following nominee(s):

 -------------------------------------------

                                              3. Ratification
                                                 of
                                                 Appointment
                                                 of
                                                 Independent
                                                 Auditors.


 3147

--------------------------------------------------------------------------------
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND FOR ITEMS 2 AND 3. (HOWEVER, IF NO DIRECTION IS MADE AS TO THRIFT PLAN STOCK, SEE THE PROXY STATEMENT.)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

                                             THE BOARD OF DIRECTORS RECOMMENDS
                                                     A VOTE FOR ITEM 2.
--------------------------------------------------------------------------------

                                             ----------------------------------
                                             THE BOARD OF DIRECTORS RECOMMENDS
                                                     A VOTE FOR ITEM 3.
                                             ----------------------------------

                                      FOR

                                    WITHHELD


                                      FOR

                                      FOR

                                    AGAINST

                                    AGAINST


                                    ABSTAIN

                                    ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNATURE(S)                                                               DATE

                     [AMERICAN GENERAL LOGO APPEARS HERE]

                 ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 1997

 P The undersigned hereby appoints J. EVANS ATTWELL, W. LIPSCOMB DAVIS JR., and HAROLD S. HOOK, and each of them, as proxies with full power of
 R substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American
 O General Corporation 7% Convertible Preferred Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in
 X Houston, Texas, on Thursday, April 24, 1997, and at any postponement or adjournment thereof.
 Y
        Election of the following Director Nominees is recommended by the Board of Directors:

        J. Evans Attwell, Brady F. Carruth, James S. D'Agostino Jr., W. Lipscomb Davis Jr., Robert M. Devlin, Larry Horner, Richard J.V. Johnson, Jon P. Newton, Robert E. Smittcamp, and Anne M. Tatlock.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO
VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE
NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN
THIS CARD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY.                                                  ------------
                                                                |SEE REVERSE |
                                                                |    SIDE    |
                                                                 ------------


                                                                                                                            |  7566
[X] PLEASE MARK YOUR                                                                                                        |____
    VOTES AS IN THIS
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEM 2 AND 3.
------------------------------------------------------------------------------------------------------------------------------------
 The Board of Directors recommends a vote FOR Item 1.                 | The Board of Directors recommends a vote FOR Item 2.
------------------------------------------------------------------------------------------------------------------------------------
                       FOR               WITHHELD                     |                                 FOR       AGAINST   ABSTAIN
1. Election of       [    ]              [     ]                      | 2. Approval of the American   [     ]     [     ]   [     ]
   Directors.                                                         |    General 1997 Stock and
   (see reverse)                                                      |    Incentive Plan.
                                                                      |------------------------------------------------------------
                                                                      | The Board of Directors recommends a vote FOR Item 3.
                                                                      |------------------------------------------------------------
                                                                      |                                 FOR       AGAINST   ABSTAIN
For, except vote withheld from the following                          | 3. Ratification of            [     ]     [     ]   [     ]
  nominee(s):                                                         |    Appointment of
  ________________________________________________________________    |    Independent Auditors
------------------------------------------------------------------------------------------------------------------------------------
                                                                           In their discretion, the proxies are authorized to vote
                                                                           upon such other business as is properly brought before
                                                                           the meeting.



                                                                            NOTE:  Please sign exactly as name appears hereon. Joint
                                                                                   owners should each sign. When signing as
                                                                                   attorney, executor administrator, trustee or
                                                                                   guardian, give full title as such.


                                                                                   ________________________________________________


                                                                                   ________________________________________________
                                                                                   SIGNATURE(S)                               DATE
